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                                                                     Exhibit 5.1


June 4, 2001


Chevron Corporation
575 Market Street
San Francisco, CA 94105


        Re:  Registration Statement on Form S-4 (File Number 333-54240)


Ladies and Gentlemen:

        We are acting as counsel for Chevron Corporation, a Delaware corporation ("Chevron"), in connection with the registration under the Securities Act of 1933, as amended, of: (a) the shares of common stock, par value $0.75 per share, of Chevron, all of which are authorized but heretofore unissued shares, issuable to holders of common stock, par value $3.125 per share, of Texaco Inc., a Delaware corporation ("Texaco"), pursuant to an Agreement and Plan of Merger, dated as of October 15, 2000, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of March 30, 2001 (collectively, the "Merger Agreement"), by and among Chevron, Keepep Inc., a Delaware corporation and wholly-owned subsidiary of Chevron, and Texaco and (b) the Chevron Preferred Stock Purchase Rights that will be attached to and represented by the certificates issued for shares of Chevron's common stock (which Preferred Stock Purchase Rights have no market value independent of Chevron's common stock, to which they are attached). In this regard we have participated in the preparation of a Registration Statement on Form S-4 relating to such shares of common stock. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement."

        We are of the opinion that the shares of common stock to be issued by Chevron (including any shares of common stock registered pursuant to a Rule 462(b) registration statement) and the Chevron Preferred Stock Purchase Rights have been duly authorized and, when issued and delivered pursuant to the terms of the Merger Agreement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus included therein.

                                Very truly yours,

                                /s/ Pillsbury Winthrop LLP